UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      March 11, 2005
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement.

     On March 11, 2005, Hasbro, Inc. ("Hasbro" or the "Company"), and its subsidiary Hasbro SA, entered into a First Amendment (the "Amendment") to the Company's Third Amended and Restated Revolving Credit Agreement, dated November 14, 2003 (the "Revolving Credit Agreement"). The Amendment implemented a number of changes to the Revolving Credit Agreement and was executed by all of the Banks party to the Revolving Credit Agreement. In addition to implementing the changes described below, the Amendment replaced Fleet National Bank, as the lenders' agent under the Revolving Credit Agreement, with Bank of America, N.A. (as successor in interest to Fleet National Bank). The Revolving Credit Agreement was previously filed as exhibit 4(d) to the Company's Annual Report on Form 10-K for the year ended December 28, 2003.

     First, the Amendment reduced the interest rate margin and the commitment fee rates on syndicated loans for many pricing levels. As an example, while the Company is rated for Level IV pricing (BBB-/Baa3/BBB-), which is the Company's current rating, or Level V pricing (BBB/Baa2/BBB), which would represent an upgrade of one level, each of the interest rate margin on Eurocurrency loans, and the commitment fee rate, are reduced by 0.05%. Other pricing adjustments apply to other rating levels. Ratings under the Revolving Credit Agreement are based on the ratings by at least two of Fitch Ratings, Moody's or Standard & Poor's, respectively.

     Second, the Amendment eliminated the provisions of the Revolving Credit Agreement which provided the lenders with a security interest in certain of the Company's assets if the Company failed to maintain specified financial ratios, or if the Company's credit rating fell below designated levels.

     Third, the Revolving Credit Agreement provided for a committed borrowing facility of $350 million. However, the original agreement provided that this borrowing facility would be reduced by $50 million on each of March 31, 2005 and November 30, 2005. The Amendment eliminated this step down in the size of the overall borrowing facility, leaving the commitment at $350 million.

     Fourth, the Revolving Credit Agreement restricted the redemption or repurchase of outstanding shares of the Company's capital stock based upon an interest coverage test and a consolidated leverage test for the Company. The Amendment replaced these tests with provisions stating that the Company is allowed to redeem or repurchase outstanding capital stock, or make distributions in respect of shares of its outstanding capital stock, as long as the Company's debt to capitalization ratio, computed in accordance with the Amendment, does not exceed 30%. The impact of this change is to increase the ability of the Company to repurchase shares of its capital stock or make distributions in respect of shares of its capital stock.

     Fifth, the Amendment liberalized the Company's ability to make acquisitions, increasing the amount permitted for acquisitions from $50 million per year ($100 million per year if the Company's debt is rated investment grade) to a new limit of $400 million per year (provided the Company's debt to capitalization ratio, computed in accordance with the Amendment, does not exceed 30%).

     Finally, the Amendment eliminated from the Revolving Credit Agreement a requirement that the Company maintain a specified minimum EBITDA level in order to be able to borrow under the facility.




                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: March 15, 2005                  By:     /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)